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                                                                   EXHIBIT 23.3B

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement and to the incorporation by reference in this registration statement of our report dated March 20, 1997 included in Convest Energy Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                     /s/ Arthur Andersen LLP
                     ARTHUR ANDERSEN LLP



Houston, Texas
July 16, 1997